Exhibit 11

             COMPUTATION OF NET EARNINGS PER COMMON SHARE



                              Three Months Ended     Nine Months Ended
                                 September 30,          September 30,
                               1998        1997       1998         1997
                            ----------  ----------  ----------  ----------
EARNINGS
--------
Earnings from
  Continuing Operations     $2,355,637  $1,546,128  $7,478,469  $4,679,804
Loss from
  Discontinued Operations           --    (197,845)         --    (420,500)
                            ----------  ----------  ----------  ----------
    Net Earnings            $2,355,637  $1,348,283  $7,478,469  $4,259,304
                            ==========  ==========  ==========  ==========
SHARES
------
Weighted Average Number
  of Common Shares
  Outstanding (See Note)     5,512,901   4,809,490   5,072,119   4,801,771

Additional Shares
  Assuming Conversion
  of Stock Options             207,186     131,291     227,956      96,272
                             ---------   ---------   ---------   ---------
Weighted Average Common
  Shares Outstanding
  and Equivalents            5,720,087   4,940,781   5,300,075   4,898,043
                             =========   =========   =========   =========
Basic Earnings Per Share:
 Earnings from
   Continuing Operations     $     .43   $     .32   $    1.47   $     .97
 Loss from
   Discontinued Operations          --        (.04)         --        (.08)
                             ---------   ---------   ---------   ---------
     Net Earnings            $     .43   $     .28   $    1.47   $     .89
                             =========   =========   =========   =========

Diluted Earnings Per Share:
  Earnings from
    Continuing Operations    $     .41   $     .31   $    1.41   $     .96
  Loss from
    Discontinued Operations         --        (.04)         --        (.09)
                             ---------   ---------   ---------   ---------
      Net Earnings           $     .41   $     .27   $    1.41   $     .87
                             =========   =========   =========   =========




Note: All activity during the year has been adjusted for the number of days in the year that the shares were outstanding.